EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2018, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-221814) and related Prospectus of Rodin Income Trust, Inc. for the registration of $1,250,000,000 in shares of its common stock.

/s/ Ernst & Young LLP
New York, New York
March 19, 2019